UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2012

(Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of	(Commission	(IRS Employer Identification No.)
incorporation)	File Number)

2 South Pointe Dr., Suite 100, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 655-1677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On August 31, 2012, Ms. Donna Moore resigned from her position as Chief Financial Officer, Treasurer and Secretary of Voice Assist, Inc. (the “Company”), effective immediately. Ms. Moore’s resignation was not related to any disagreement or dispute with the Company’s management or the members of the Board of Directors of the Company (the “Board”).

On September 6, 2012, Mr. Donald Sutherland resigned from his position as a director of the Company, effective immediately. Mr. Sutherland’s resignation was not related to any disagreement or dispute with the Company’s management or the members of the Board.

Appointment of Certain Officers

On September 1, 2012, the Board appointed Michael Metcalf, the Company’s Chief Executive Officer, as Secretary of the Company.

On September 1, 2012 the Board of Directors appointed William Osmundsen to serve as the Registrant’s Chief Financial Officer and Treasurer.

William Osmundsen is a business financial professional with over 30 years of experience with both public and private companies. From July to September 2012, Mr. Osmundsen has served as Controller for the Company. For the past 10 years, Mr. Osmundsen has maintained a consulting business which provides financial management services to private and public companies in various industries. Mr. Osmundsen is a Certified Public Accountant (Inactive) in the State of California.

There are no family relationships between Mr. Osmundsen and any other director or executive officer of the Company, or with any person selected to become an officer or director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transaction proposed, in which Mr. Osmundsen, or any member of his immediate family, has a direct or material interest.

The Company has entered into an Employment Agreement (the “Agreement”) with Mr. Osmundsen, effective as of September 1, 2012. Mr. Osmundsen will receive a monthly base salary of $6,000 (“Base Salary”). He is eligible for an increase of $2,000 in his Base Salary when the Company’s cash flow permits such an increase. The Agreement also provides to Mr. Osmundsen an option to purchase 300,000 shares of the Company’s common stock at an exercise price of $1.00 per share. If, during the term of the Agreement, Mr. Osmundsen is terminated by the Company, Mr. Osmundsen will be entitled to an amount equal to his Base Salary up to the date of the termination.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE ASSIST, INC.

	By:	/s/ Michael Metcalf
Michael Metcalf, Chief Executive Officer
Date: September 7, 2012